N-CSR Item 10 - Exhibits: Certifications EX-99.906CERT

                          SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Hibernia Funds on behalf of: Hibernia Capital Appreciation Fund, Hibernia Cash Reserve Fund, Hibernia Louisiana Municipal Income Fund, Hibernia Mid-Cap Equity Fund, Hibernia Total Return Bond Fund, Hibernia U.S. Government Income Fund, Hibernia U.S. Treasury Money Market Fund (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended 8/31/03 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: October 23, 2003

/s/ Peter J. Germain

Title: President, Principal Executive Officer



Dated: October 23, 2003
/s/ Richard J. Thomas

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.